Exhibit 4.3

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THEE SECURITIES ACT 1933. AS AMENDED (THE “U.S. SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISTRIBUTED DIRECTLY OR INDIRECTLY, IN THE UNITED STATES, ITS TERRITORIES, POSSESSIONS, OR AREAS SUBJECT TO ITS JURISDICTION, OR TO OR FOR THE ACCOUNT OR BENEFIT OF A "U.S. PERSON” AS THAT TERM IS DEFINED IN RULE 902 OF REGULATIONS OF 'I'HE U.S. SECURITIES ACT, AT ANY TIME PRIOR TO ONE (I) YEAR AFTER THE ISSUANCE OF THIS CERTIFICATE, EXCEPT  (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARE UNDER SUCH ACT, OR (ii) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITES ACT. ANY SALES, TRANSFERS OR DISTRIBUTION OF THE SECURITIES MUST BE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION OF THE U.S. SECURITIES ACT.
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RICHFIELD OIL & GAS, INC.

WARRANT TO PURCHASE 6,000,000 SHARES OF
COMMON STOCK, PAR VALUE $0.001 PER SHARE

FOR VALUE RECEIVED, as of April 13, 2011 (the “Issue Date”), NOSTRA TERRA OIL & GAS COMPANY, PLC (“Holder”) is entitled to purchase, subject to the provisions of this Warrant, from RICHFIELD OIL & GAS COMPANY, a Nevada corporation (formerly Hewitt Petroleum, Inc., the “Company”), at any time not later than 5:00 p.m. Mountain time, on the earlier to occur of:

(i)
the close of business on the first anniversary of the date that shares of the Company are listed for public trading on the Toronto Stock Venture Exchange (which listing is anticipated to take place on or about September 30, 2011), or

(ii)	September 30, 2013,

whichever expiration date occurs earlier (the “Expiration Date”), at an exercise price per share equal to US $0.25 per share (the exercise price in effect being herein called the “Warrant Price”), 6,000,000 shares (“Warrant Shares”) of the Company's common stock, par value $0.001 per share ("Common Stock”).The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

Section 1.             Registration on Company's Records. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of Holder.

Section 2.             Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act or an exemption from such registration, and only in accordance with the provisions of Regulation S of the U.S. Securities Act. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3.             Exercise of Warrant.

(a)           Subject to the provisions hereof, Holder may exercise this Warrant in whole or in part at any time prior to its expiration upon surrender of the Warrant, together with delivery of the duly-executed Warrant Exercise Form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check, or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to Holder hereof). In order to facilitate the foregoing, the Company shall cooperate with licensed securities broker-dealers to or through which Warrant Shares may be sold to deposit certificates evidencing the Warrant Shares to he sold with such broker-dealer for delivery upon settlement of the sale of such Warrant Shares against transmittal to the Company of immediately available funds for the full purchase price of the Warrant Shares so sold and delivered. The Warrant Shares so purchased shall he deemed to be issued to Holder or Holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft, or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid, and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to Holder within a reasonable time, not exceeding three business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, "business day" means a day, other than a Saturday or Sunday, on which banks in Salt Lake City, Utah, are open for the general transaction of business.

(b)           As an accommodation to Holder to permit the exercise of the Warrant and the sale of Warrant Shares without requiring an out-of-pocket expenditure by Holder, upon receipt of an undertaking, in form and substance reasonably acceptable to the Company from a duly registered securities broker-dealer, to deliver promptly, but in any event within three business days after sale, sufficient net proceeds from the sale of the Warrant Shares to pay the Warrant Price for all Warrant Shares to be sold by such broker-dealer, the Company shall deliver a certificate for such Warrant Shares registered in the name of such broker-dealer.

Section 4.             Compliance with the Securities Act.

(a)           The Company may cause the legend set forth on the first page of this Warrant or similar legend to be set forth on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

(b)           This Warrant may not be exercised within the United States, and the securities issuable upon exercise of this Warrant may not be delivered within the U.S. upon exercise, other than in transactions deemed to meet the definition of "offshore transaction" pursuant to Rule 902(h) of Regulation S promulgated under the U.S. Securities Act, upon the filing of a registration statement under the United States Securities Act, or in the case where an exemption from such registration is available.

Section 5.             Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes that may he payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered Holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has

Section 6.             Mutilated or Missing Warrant. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of, and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen, or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, or destruction of the Warrant, and with respect to a lost, stolen, or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 7.             Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid, and nonassessable shares of Common Stock of the Company.

Section 8.             Adjustments. In order to prevent dilution of the rights granted hereunder, the Warrant Price and the number of Warrant Shares issuable upon exercise of the Warrant shall be subject to adjustment from time to time in accordance with this section.

(a)           In the event the Company shall declare a stock dividend or make any other distribution on any capital stock of the Company payable in Common Stock, options to purchase Common Stock, or securities convertible into Common Stock, or the Company shall at any time subdivide (other than by means of a dividend payable in Common Stock) its outstanding shares of Common Stock into a greater number of shares or combine such outstanding stock into a smaller number of shares, then, in each such event, the Warrant Price and the number of Warrant Shares purchasable upon exercise of this Warrant in effect immediately prior to such dividend, distribution, or effective date of such combination shall be adjusted so that Holder of the Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that it would have owned or have been entitled to receive, after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto; an adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date for such event.

(b)           If any capital reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and adequate provisions shall be made whereby Holder of the Warrant shall thereafter have the right to acquire and receive on exercise of the Warrant such shares of stock, securities, or assets as would have been issuable or payable (as part of the reorganization, reclassification, consolidation, merger, or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received on exercise of the Warrant immediately before such reorganization, reclassification, consolidation, merger, or sale. In any such case, appropriate provision shall be made with respect to the rights and interests of Holder of the Warrant to the end that the provisions hereof (including provisions for adjustments of the Warrant Price and for the number of shares issuable on exercise of the Warrant) shall thereafter be applicable in relation to any shares of stock, securities, or assets thereafter deliverable on the exercise of the Warrant. In the event of a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets, as a result of which a number of shares of Common Stock of the surviving or purchasing corporation greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger, consolidation, or purchase are issuable to Holder of this Warrant, then the Warrant Price and the number of Warrant Shares purchasable upon exercise of this Warrant in effect immediately prior to such merger, consolidation, or purchase shall be adjusted in the same manner as though there was a subdivision or combination of the outstanding shares of Common Stock. The Company will not effect any such consolidation, merger, or sale unless, prior to the consummation thereof, the successor corporation resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to Holder of the Warrant, at the last address of Holder appearing on the Company's books, the obligation to deliver to Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, Holder may be entitled to acquire on exercise of the Warrant.

(c)           No adjustment shall be made in the Warrant Price or the number of shares of Common Stock issuable on exercise of the Warrant solely as a result of:

(i)            the offer and sale of any shares of preferred stock, Common Stock, or other securities convertible or exercisable into shares of Common Stock;

(ii)           the issuance of any Common Stock, securities, or assets on conversion or redemption of shares of preferred stock;

(iii)           the issuance of any shares of Common Stock, securities, or assets on account of the antidilution provisions set forth in this section 8, other than as heretofore provided in this section;.or

(iv)           the purchase or other acquisition by the Company of any capital stock, evidence of its indebtedness, or other securities of the Company.

(d)           Notwithstanding anything to the contrary set forth elsewhere in this section 8; no adjustment in the Warrant Price or number of shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least 5% in the Warrant Price; provided, however, that any adjustments that by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

Section 9.             Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Holder of this Warrant an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise. "Market Price" as of a particular date (the "Valuation Date") shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (ii) if the Common Stock is then quoted on the OTC Bulletin Board ("OTCBB'), the closing sale price of one share of Common Stock on the OTCBB on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted on OTCBB on the last trading day prior to the Valuation Date; or (iii) if the Common Stock is not then listed on a national stock exchange or

Section 10.          Benefits. Nothing in this Warrant shall be construed to give any person, firm, or corporation (other than the Company and Holder) any legal or equitable right, remedy, or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

Section 11.          Notices to Holder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to Holder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to Holder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 12.           Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by mail, then such notice shall be deemed given upon the earlier of receipt of such notice by the recipient or three days after such notice is deposited in first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed as follows: if to Holder, at its address as set forth in the Company's books and records; and, if to the Company, at 139 E. South Temple, Suite 400, Salt Lake City, Utah 84111, or at such other address as Holder or the Company may designate by 10 days' advance written notice to the other.

Section 13.           Restricted Securities: No Obligation to Register Securities. Holder acknowledges that this Warrant is, and that the Warrant Shares will be, "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act. Accordingly, this Warrant must be taken for investment and held indefinitely and may not be exercised or converted unless subsequently registered under the Securities Act and/or comparable state securities laws or unless an exemption from such registration is available. Likewise, the Warrant Shares must be taken for investment and held indefinitely and may not be resold unless such resale is registered under the Securities Act and/or comparable state securities laws or unless an exemption from such registration is available, and unless any such resale is made in accordance with the provisions of Regulation S of the U.S. Securities Act. A legend to the foregoing effect shall be placed conspicuously on the face of all certificates for the Warrant Shares. The Company has no obligation to register the Warrant or the Warrant Shares or make any exemption from the registration requirements of the Securities Act and applicable state securities law available in order to permit the sale or transfer of this Warrant or the Warrant Shares by Holder.

Section 14.           Successors. All the covenants and provisions hereof by or for the benefit of Holder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 15.           Governing Law. This Warrant shall be governed by, and construed in accordance with, the internal laws of the state of Utah, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, Holder each irrevocably submits to the exclusive jurisdiction of the courts of the state of Utah located in Salt Lake County and the United States District Court for the District of Utah for the purpose of any suit, action, proceeding, or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action, or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, Holder each irrevocably consents to the jurisdiction of any such court in any such suit, action, or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, Holder each irrevocably waives any objection to the laying of venue of any such suit, action, or proceeding brought in such courts and irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

Section 16.           No Rights as Stockholder. Prior to the exercise of this Warrant, Holder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

Section 17.          Amendment: Waiver. Any term of this Warrant may be amended or waived (including the adjustment provisions included in section 8 of this Warrant) only upon the written consent of the Company and Holder.

Section 18.           Section Headings. The section headings in this Warrant are for the convenience of the Company and Holder and in no way alter, modify, amend, limit, or restrict the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the    13th day of April, 2011.

RICHFIELD OIL & GAS COMPANY

By:	/s/ J. David Gowdy
J. David Gowdy, Chief Executive Officer

Appendix A
RICHFIELD OIL & GAS COMPANY

WARRANT EXERCISE FORM

To: RICHFIELD OIL & GAS COMPANY

The undersigned hereby certifies that it is not a “U.S. person,” as that term is defined in Regulation S of the United States Securities Act (the “Act”), and is not exercising this Warrant (“Warrant”) on behalf of a "U.S. person," provides with this warrant exercise form a written opinion of counsel to the effect that the Warrant and the securities delivered upon exercise thereof have been registered under the Act or are exempt from registration thereunder, and irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, ______________________  shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Social Insurance Number or Business Number

and delivered by	(certified mail to the above address, or
(electronically (provide DWAC Instructions: ), or
(other (specify): )

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Holder or the undersigned's assignee as below indicated and delivered to the address stated below.

Dated:  ________________________ - ______
I

Note: The signature must correspond with	Signature:
the name of the registered holder as
written on the first page of the Warrant
in every particular, without alteration or	Name (please print)
enlargement or any change whatever,
unless the Warrant has been assigned.

Address

Social Insurance Number or Business Number

Assignee: